EXHIBIT 10.21

                                  AMENDMENT TO
                             KEY EMPLOYEE AGREEMENT
                                       AND
                       CONFIDENTIAL INFORMATION AGREEMENT


         THIS AGREEMENT, dated and effective as of February 28, 1997, among Victor J. Melfa, Jr. ("Employee") and Nexar Technologies, Inc. (f/k/a Dynasys Systems Corporation), a Delaware corporation (the "Company"), amends (i) the Key Employee Agreement entered into on or about April 1, 1995 (the "Original Employment Agreement") between the Company and Employee and (ii) the Confidential Information Agreement entered into on or about April 1, 1995 (the "Original Confidentiality Agreement") between the Company and Employee.

         The parties hereto agree as follows:

         1. The text of Section 1.1 of the Original Employment Agreement is amended to read in its entirety as follows:

         "You shall serve as Senior Vice President of Sales of the Company (or in such other executive capacity as shall be designated by the Chairman of the Board of Directors or the President of the Company) and you shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Chairman of the Board of Directors or the President of the Company shall designate as appropriate and necessary in connection with such employment."

         2. The text of Section 1 of Exhibit A (entitled "Term") to the Original Employment Agreement is amended to read in its entirety as follows:

         "The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for three (3) years, commencing March 1, 1997, unless terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement."

         3. The text of subparagraphs (a) and (c) (subparagraph (b) remaining in full force and effect) of Section 2 of Exhibit A (entitled "Compensation") to the Original Employment Agreement are each amended to read in their entirety as follows:

         "(a) Base Salary. Your Base Salary is One Hundred Twenty Thousand Dollars ($120,000) per annum as of April 1, 1997, and thereafter for the term of the Agreement, to be paid in accordance with the Company's payroll policies and to be subject to increases thereafter as determined in good faith by the Board of Directors (or a duly appointed Compensation Committee thereof)."

         "(c) Severance Package Pursuant to Section 2.2(d) of the Agreement: twelve (12) months Base Salary."






         4. The text of the second paragraph of Section 5 of Exhibit A (entitled "Expenses") of the Original Employment Agreement is amended to read in its entirety as follows:

         "The Company will provide you with a monthly automobile allowance of $600."

         5. The following new Section 7 of Exhibit A (entitled "Vesting of Stock Options Upon IPO") is added to the Original Employment Agreement:

         "7. Vesting of Stock Options Upon IPO. All stock options held by you as of February 28, 1997, will vest 50% upon consummation of an underwritten registered initial public offering (an "IPO") of the common stock of the Company and in full one year after the closing of such IPO and immediately prior to a change of control."

         6. Section 3.2 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, works, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable, or reduced to practice, made, conceived, authored or developed by me (whether solely or jointly with others) during the period of my employment with the Company, or within one year thereafter, which relate in any manner to the actual or demonstrably anticipated business, products, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me or on behalf of the Company."

         7. Section 3.3 of the Original Confidentiality Agreement is hereby amended to read in its entirety as follows:

         "Any discovery, process, design, method, technique, work, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, products, or research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me or on behalf of the Company."


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         8. The respective  addresses for notices under the Original  Employment
Agreement and the Original Confidentiality Agreement shall be as follows:

                  If to Nexar:             Nexar Technologies, Inc.
                                           182 Turnpike Road
                                           Westborough, MA  01581
                                           Attention:  Albert J. Agbay, Chairman

                  If to Employee:          Victor J. Melfa, Jr.
                                           c/o Nexar Technologies, Inc.
                                           182 Turnpike Road
                                           Westborough, MA 01581

         9. Except to the extent modified hereby, all terms of the Original Employment Agreement and the Original Confidentiality Agreement shall be unaffected hereby and shall continue in full force and effect.


                                    * * * * *

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         EXECUTED as of the date first above written.





                               By:      Victor J. Melfa, Jr.


                               NEXAR TECHNOLOGIES, INC.



                               By:      Albert J. Agbay, Chairman,
                                        Chief Executive Officer and President




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